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                                                                     EXHIBIT 8.1

                         [LETTERHEAD OF BRYAN CAVE LLP]

                               December 10, 1998

Board of Directors
MEMC Electronic Materials, Inc.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376

Ladies and Gentlemen:

     We have acted as special counsel to MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), in connection with the offering (the "Offering") of transferable short-term subscription rights to purchase the Company's common stock, entitling the holder thereof to purchase up to $93,900,000 shares of common stock, par value $0.01 per share of the Company as described in the Registration Statement (Form S-3) filed with the Securities and Exchange Commission on October 22, 1998, as amended (the "Registration Statement"). In connection therewith, our opinion confirms that the discussion of the federal income tax consequences contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations" sets forth our opinion and fairly describes the material federal income tax consequences of the Offering. Except as otherwise indicated herein, all capitalized terms used in this letter have the same meaning assigned to them in the Registration Statement.

     In rendering our opinion, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company, the Registration Statement and such other documents, certificates and instruments as we have considered relevant for purposes of this opinion. We have assumed without independent verification that the Registration Statement is accurate and complete in all material respects and our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the date of consummation of the Offering. Any material changes in the facts referred to, set forth or assumed herein or in the Registration Statement may affect the conclusions stated herein.

     We have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

















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MEMC Board of Directors
December 10, 1998
Page 2

submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

     Based solely upon the foregoing and in reliance thereon and subject to the exceptions, limitations and qualifications stated herein, we confirm that the statements contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations" insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and that such statements fairly describe the material federal income tax consequences of the Offering and are true, correct and complete in all material respects.

     Except as expressly set forth above, we express no other opinion. We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "Certain Federal Income Tax Considerations." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                                             Very truly yours,

                                                             Bryan Cave LLP